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                                                                 EXHIBIT (a)(9)


                 Amended Designation of One Existing Series of
                        Shares of Beneficial Interest,
                        Par Value $0.0001 Per Share, of
                                  PIMCO Funds
         (formerly Pacific Investment Management Institutional Trust)

     RESOLVED, pursuant to Section 5.12(e) of the Declaration of Trust of PIMCO Funds (formerly the Pacific Investment Management Institutional Trust) (the "Trust") dated February 19, 1987, as amended, the Series of shares of beneficial interest of the Trust designated as the "PIMCO Low Duration Municipal Bond Fund" by instrument dated _________, 1999, is hereby redesignated the "PIMCO Short Duration Municipal Income Fund," without in any way changing the rights or privileges of the Fund or its shareholders.

          IN WITNESS WHEREOF, the undersigned have executed this instrument the 31st day of August, 1999.

                                             ___________________________
                                             Guilford C. Babcock


                                             ___________________________
                                             R. Wesley Burns


                                             ___________________________
                                             Vern O. Curtis


                                             ___________________________
                                             Brent R. Harris


                                             ___________________________
                                             Thomas P. Kemp


                                             ___________________________
                                             William J. Popejoy